Exhibit 10.02

Execution Version

Lock-Up Agreement

September ___, 2020

This Lock-Up Agreement (this “Agreement”) is executed by and between SRAX, Inc. (“Parent”), and the undersigned signatory in connection with the Agreement and Plan of Merger, dated as of September 4, 2020 (the “Merger Agreement”), by and among Parent, Townsgate Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub 1”), LD Micro, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub 2”), LD Micro, Inc., a California corporation (“LD Micro”), and Christopher Lahiji, as the sole stockholder of LD Micro, pursuant to which Merger Sub 1 will merge with and into LD Micro, with LD Micro surviving the merger, and then LD Micro will merge with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of Parent (collectively, the “Merger”) and pursuant to which all outstanding shares of LD Micro’s capital stock will be exchanged for shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of Parent.

As an inducement to the parties entering into the Merger Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of Parent, during the period commencing at the Effective Time (as defined in the Merger Agreement) and continuing until the time set forth in the following paragraph, the undersigned will not offer, pledge, sell, contract to sell, or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Common Stock issued to the undersigned pursuant to the Merger Agreement (the “Securities”) (such restrictions, the “Lock-Up Restrictions”).

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective with respect to the Securities on the thirty six (36) month anniversary of the date of the Effective Time. The period during which the Lock-Up Restrictions apply to any particular portion of the Securities shall be deemed the “Lock-Up Period” with respect thereto.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction during the Lock-Up Period with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) during the Lock-Up Period with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer any of the Securities:

(i)	as a bona fide gift or gifts or charitable contribution(s),

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or subsidiary of the undersigned or that controls, is controlled by, or under common control with the undersigned, (2) as distributions of Securities to partners, subsidiaries, affiliates, limited liability company members or stockholders of the undersigned, holders of similar equity interests in the undersigned and any investment fund or affiliated entity or (3) as a transfer or distribution to any employee of the undersigned or an entity listed in clause (1) above or the undersigned,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate succession or intestate succession,

(vi)	to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned,

(vii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi),

(viii)	pursuant to transfers in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of Parent’s capital stock involving a “change of control” (as defined below) of Parent that has been approved by the board of directors of Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement. For purposes of this clause (xi), “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than Parent, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of Parent (or surviving entity), or all or substantially all of the assets of Parent,

(ix)	pursuant to a domestic relations order or order of a court or regulatory agency, or

(x)	pursuant to a pledge of shares as collateral for margin loans, and any transfer upon foreclosure upon such pledged shares;

provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with Parent to be bound by the terms of this Agreement; and provided, further, in the case of clauses (ix) and (x) the transferee agrees in writing with Parent to be bound by the terms of this Agreement, and in the case of clauses (i), (ii), (iv)-(vii), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer reporting a reduction in beneficial ownership of Securities during the Lock-Up Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and shall include any former spouse.

In addition, the foregoing restrictions shall not apply to (i) conversion or exercise of (x) warrants or (y) convertible notes into Parent Common Stock or into any other security convertible into or exercisable for Parent Common Stock that are outstanding as of the effective time of the Merger (but for the avoidance of doubt, excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such conversion or exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that (a) no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period and (b) to the extent a public announcement or filing under the Exchange Act is required of the undersigned or required or voluntarily made by or on behalf of Parent regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Parent Common Stock may be made under such plan during the Lock-Up Period. The undersigned may not voluntarily make any such announcement or filing with respect to any such plan. In furtherance of the restrictions set forth in this Agreement, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Agreement.

In addition, the Lock-Up Restrictions shall be automatically waived, on a daily basis, with regard to such number of Securities equal to ten percent (10%) of the daily volume during each day Parent’s Class A common stock trades over $5.00 per share with a volume equal to or greater than 250,000 shares. For purposes of clarity, such waiver shall require the shares subject to the waiver to be sold on the day during which the waiver applies, subject to the customary securities settlement period in accordance with Rule 15c6-1 under the Exchange Act.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if the Merger Agreement is terminated pursuant to its terms or if the Merger is not consummated by the earlier of (i) five (5) business days of the date of the Merger Agreement, or (ii) December 31, 2020.

The undersigned understands that the parties to the Merger Agreement are entering into such agreement in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[Signature Page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

SRAX, Inc.

By:
Signature

Name:

Title:

Dated: _______________

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf of an entity)

Dated: _______________